Exhibit 10.10

Important Notice:

Dear clients, in order to protect your rights and interests, please read carefully the agreement in its entirety before signing, especially the clauses bolded and highlighted. Should you have any doubts, please contact us at your earliest convenience. If your doubts and questions persist, please consult your lawyer or other relevant professionals.

Fixed Asset Loan Agreement*

Serial No.: ***

☐This Agreement is a specific agreement under the “credit facility agreement” numbered / (check the box if applicable).

Lender: China Merchants Bank Co., Ltd. Shanghai Branch (hereinafter referred to as “Party A”)

Borrower: Shanghai Hesai Technology Co., Ltd. (hereinafter referred to as “Party B”)

Through friendly negotiation, Party A and Party B reach an agreement on Party A providing a fixed asset (project) loan to Party B at Party B's request and hereby enter into this Agreement, whose content is as follows:

Part 1 Basic Conditions for the Loan

1. Type of Loan

The loan is a fixed asset loan.

2. Currency and Amount of Loan

RMB SEVEN HUNDRED MILLION ONLY.

*: Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential

3. Purpose of Loan

The Loan can only be used for the construction of Hesai Technology’s Intelligent Manufacturing Center Project (hereinafter referred to as “the Project”) and shall not be used by Party B for other purposes without the written consent of Party A.

The total investment amount of the project as approved by the competent government department is: RMB ONE BILLION, including the funds raised by Party B or its shareholders in the amount of RMB THREE HUNDRED MILLION; And other financing in the amount of RMB SEVEN HUNDRED MILLION from other financial institutions.

4. Loan Term

The loan term is 60 months, from December 5, 2022 to December 4, 2027. The drawdown period is from December 5, 2022 to December 4, 2024. Within this period, Party B can draw down in installments. Party A shall not accept any new drawdown application submitted beyond this period. The grace period is from December 5, 2022 to December 4, 2024, during which Party B is obligated to pay only the interest due on its loan and no principal payments have to be made. The repayment period is from December 5, 2024 to December 4, 2027. Within this period, Party B shall repay the principal with interest at least every six months (Party A may also demand more frequent repayments according to the situation of the project). The specific repayment plan shall be the one proposed in the drawdown application. In case of any discrepancy between the repayment date specified in the drawdown application and the one stipulated in the loan note (or recorded in Party A’s system), the latter shall prevail; If an installment repayment plan is laid out in the drawdown application, Party B has the obligation to repay the loan according to the installment repayment time and the installment repayment amount recorded in the drawdown application. As for the final maturity date, however, the one specified in the loan note (or recorded in Party A’s system) shall prevail. The term determined at the time of the last drawdown shall not exceed the loan term.

5. Loan Interest Rate and Interest

5.1 Determination of within the term hereof (check the box if applicable):

5.1.1 The loan is based on (check the appropriate box):

☐Fixed interest rate ☑Floating interest rate

5.1.2 The interest rate shall use

☑The the Loan Prime Rate with a term of ☑1 year /☐more than 5 years published by the National Interbank Funding Center as benchmark lending rate for loans on one business day before the pricing date, ☐plus /☑minus 100  basis points (BPs).

Or ☐         /          as the benchmark lending rate, ☐plus /
☐minus          /          basis points (BPs), or          /         ％ ☐above /☐below the benchmark lending rate.

Floating on the basis of the benchmark interest rate (hereinafter referred to as the Floating Ratio) or plus or minus basic points (hereinafter referred to as Basic Points) as agreed herein refers to the Floating Ratio and/or Basic Points determined at the time of signature of this Agreement. If the Floating Ratio or Basis Points (BPs) and other interest rate elements stipulated in this Agreement are inconsistent with the records of the loan note (or Party A’s system), the latter shall prevail.

5.1.3 The pricing date refers to the reference date used to determine the benchmark interest rate within the loan period or floating period. If the loan is based on a fixed interest rate, the pricing date shall be the actual loan granting date; If the loan is based on a floating interest rate, the pricing date shall be determined according to the provisions of Clause 5.1.4.

5.1.4 If this loan is based on a floating interest rate, the rate shall be adjusted every 3 months/          /          days. The benchmark interest rate applicable in each floating period shall be determined according to the provisions of this clause.

The actual loan granting date shall be the pricing date of the first floating period, and the first day of each floating period thereafter shall be the pricing date of such floating period.

5.1.5 If the People’s Bank of China adjusts the loan interest rate during the loan period, relevant provisions of the People’s Bank of China shall apply.

5.1.6 Unless otherwise specified, the interest rate of the loan under this Agreement is calculated using the simple interest method.

5.1.7 Interest Calculation and Settlement: Loan interest shall be calculated from the actual withdrawal date on Party B’s bank account on the basis of the actual withdrawal amount and the actual number of days of occupation. The interest date is ☐the 20th day of each month / ☑the 20th day of the last month of each quarter / ☐the maturity date of the loan / ☐other date:          /         . RMB daily interest rate = annual interest rate/360.

If the maturity date of the loan is a holiday, the maturity date of the loan will be automatically extended to the first working day after such holiday, and the interest shall be calculated according to the actual number of days of occupation of loan funds.

5.2 In case of foreign currency loan, the interest rate adopted shall be determined in accordance with the method             /             (A/B/C/D) from below.

A. The interest rate of the same currency as the loan shall be the benchmark rate for             /             months /             /             days /             /             (periodical interest rate to be specified according to the benchmark rates for different businesses), ☐plus / ☐minus             /             basis points (Bps). The spread shall remain unchanged during the Agreement period. The benchmark interest rate shall be determined according to the following method on the interest calculation date: The first interest rate determination date shall be ☐the actual loan granting date / ☐other date:       /         . Subsequently, the benchmark rate shall be adjusted according to the          /        (a/b) method from below. Interest shall be calculated for each period.

a. The interest rate shall be floated based on the floating period of             /             months /             /             days. The benchmark rate applied in each floating period will be determined according to the provisions of Clause 5.2.2. The first pricing date of the loan is the interest determination date of the first float period. The first day of each subsequent float period shall be the pricing date of that float period.

b. The interest rate shall remain unchanged during the entire loan term.

In case of negative benchmark interest rate during the period in which interest is calculated, the benchmark interest rate shall be set to zero on the interest calculation date. The pricing basis applicable to the aforementioned agreed interest rate determination date shall be determined in accordance with Clause 5.2.2.

B. Each interest calculation date (that is, every natural day during the loan period) in the interest period shall apply             /             (overnight rate, to be specified according to business type) as the basis interest, and a spread of ☐plus／☐minus             /             basis points (BPs). The spread shall remain unchanged during the Agreement period. Subsequently, Party A shall determine the interest rate for such interest calculation date based on the pricing basis to be applied for each interest calculation date and the aforementioned spread. The interest calculation date shall be determined as follows: The first interest rate determination date shall be the actual loan granting date. Subsequent interest rate determination dates shall be each interest calculation date following the first interest rate determination date. In case of negative benchmark interest rate, the benchmark interest rate shall be set to zero on the interest calculation date. The pricing basis applicable to the aforementioned agreed interest rate determination date shall be determined in accordance with Clause 5.2.2.

C. Fixed interest rate defined based on the annual interest rate of             /            % shall remain unchanged during the Agreement period.

D: Other:            /

5.2.1 Interest Calculation and Settlement of Foreign Currency Loan. Unless otherwise specified, the interest rate of the foreign currency loan under this Agreement is calculated using the simple interest method. Interest of loan under this Agreement shall be settled in one lump sum due on a daily basis, ☐monthly basis ☐quarterly basis ☐semi-annual basis ☐annual basis ☐from the actual loan granting date. The interest shall be paid with the principal amount upon maturity of the loan. The conversion of the daily interest rate and the annual interest rate shall be determined by Party A with reference to the international practice in relation to the currency.

5.2.2 The pricing basis applied at the pricing date. For interest rate determined in accordance with the methods A or B, the pricing basis applicable in the interest rate determination date (T-day, or if the interest rate determination date is not a business day, the nearest business day prior to it) shall be the corresponding interest rate of the pricing basis of the borrowing currency under this Agreement on date T-            /             shown on             /             financial market terminal. The above-mentioned business days refer to the business days of the local management institution that determines the pricing benchmark for that borrowing currency.

5.2.3 If the interest is paid monthly, the interest date shall be the 20th day of each month; If the interest is paid quarterly, the interest date shall be the 20th day of the last month of each quarter; If the interest is paid semi-annually, the interest date shall be June 20th and December 20th of each year; If the interest is paid annually, the interest date shall be December 20th of each year. In case of a lump sum settlement of interest at the maturity of the loan is selected (repayment of interest with principal), if there is prepayment or partial prepayment, the interest corresponding to the principal should be settled in one lump sum. If the maturity date of the loan is a holiday, the maturity date of the loan will be automatically extended to the first working day after such holiday, and the interest shall be calculated according to the actual number of days of occupation of loan funds.

5.2.4 The first interest payment period is from the date of actual loan granting to the first interest payment date; The last interest payment period is from the day after the end of the last interest payment period to the final repayment date. The other interest payment periods are from the day after the end of the last interest payment period to the next interest payment date. In case of a lump sum settlement of interest at the maturity of the loan is selected, the settlement period is from the date the loan is credited to Party B's account to the final repayment date.

5.2.5 Others. In the event of a significant change in the basis for pricing floating interest rates under this Agreement, the market rules in effect at the time shall apply. If the lender requires the borrower to sign a supplementary agreement on relevant matters at that time, the borrower shall cooperate.

5.3 Party A has the right to regularly or irregularly adjust the benchmark interest rate or interest rate pricing method in light of the changes of relevant national policies. Such adjustment shall take effect after notification to Party B by Party A (the notification method is to make an announcement at Party A’s branches or on the official website of China Merchants Bank, or send a notice to Party B at or by any of the reserved contact addresses/methods in this Agreement). The specific benchmark interest rate, Floating Ratio and/or Basis Points of any loan that is newly withdrawn by Party B and any loan that has been withdrawn by Party B and has not been repaid before such notice takes effect shall be governed by the notice of Party A. If Party B does not accept such adjustment, it may prepay the loan; otherwise Party B shall be deemed to recognize that such notice shall be followed.

In case of any inconsistency between this clause and other relevant clauses of this Agreement, the provisions of this clause shall prevail.

5.4 If Party B fails to use the loan according to the provisions of the Agreement, penalty interest shall be charged for the part of the loan that Party B fails to use for the purpose agreed herein. The penalty interest rate shall increase by 100% on the basis of the original interest rate from the date of change of the purpose of the loan. The original interest rate refers to the interest rate that is applicable before the purpose of the loan is changed.

If Party B fails to repay the loan on schedule, overdue interest (i.e. penalty interest) shall be charged for the outstanding part of the loan at the interest rate increasing by 50% (interest rate of the overdue loan) on the basis of the original interest rate from the overdue date. The original interest rate refers to the interest rate that is applicable before the maturity date (including the early maturity date) of the loan (if it is a floating rate, it refers to the interest rate that is applicable in the last floating period before the maturity date of the loan—including the early maturity date).

If the loan is overdue and is not used for the purpose agreed herein at the same time, the interest shall be calculated according to the higher of the above provisions.

5.5 Interest Payment: Party B shall pay the interest on each interest date, and Party A may directly deduct the interest payable from any account of Party B in China Merchants Bank. If the repayment date of the last installment of the loan principal is not an interest date, the repayment date of the last installment of such loan principal shall be the interest payment date, and the Borrower shall pay off all the interest payable on such loan principal on such date. If Party B fails to pay the interest on time, Party A has the right to charge compound interest for the outstanding interest (including the penalty interest) according to the interest rate of the overdue loan as specified in this clause.

6. Project-Specific Account

6.1 Both parties agree that Party B shall open an account in Party A for loan granting, external payment and receipt of sales income/operating or rental income (check the applicable boxes):

Account name: Shanghai Hesai Technology Co, Ltd.

Name of account opening bank: Shanghai Hongqiao Tiandi Sub-branch of China Merchants Bank

Account Number: ***

The specific requirements that shall be followed by Party B with respect to account monitoring and fund retention are as follows:

           /

6.2 Party B shall provide the fund inflow and outflow of the above account each quarter and cooperate with Party A to monitor the relevant account and the collected funds.

6.3 Party B shall ensure that             /            % of the total amount of the project or             /            % of the income cash flow of Party B is deposited into the project-specific account, and the fund amount of the project-specific account shall not be less than RMB             /             at any time point within the loan period (any foreign currency shall be converted at the exchange rate announced by Party A at the time of calculation).

Part 2 Use of Funds and Repayment

7. Prepayment

7.1 If Party B applies for prepayment, it shall submit a written application to Party A 7 working days before the planned prepayment date, and pay Party A liquidated damages for prepayment (except for the case where Party B is a micro or small-sized enterprise). Liquidated damages for prepayment = amount of prepayment * percentage of liquidated damages. The specific percentage of liquidated damages shall be determined by Party A according to the loan term and aging (that is, the actual duration of the loan). After Party A reviews Party B’s application for prepayment and notifies Party B the specific percentage of liquidated damages, Party B shall pay Party A liquidated damages for prepayment in full within the time frame required by Party A; otherwise Party A shall still have the right to refuse Party B’s application for prepayment. Party A has the right but not the obligation to properly reduce the amount of liquidated damages for prepayment payable by Party B at its sole discretion according to relevant factors such as the remaining term of the loan when Party B prepays the loan.

7.2 After prepaying the liquidated damages for prepayment according to the requirements of Party A, Party B shall handle the repayment procedures in the reverse order of the repayment phases recorded in the corresponding drawdown application, that is, first repay the last loan that is due.

7.3 For the prepaid amount, Party A will calculate the interest payable according to the actual loan term, and Party B shall pay Party A such interest payable on the prepayment date according to the requirements of Party A.

8. Loan Extension

If Party B fails to repay any loans under this Agreement on time, it shall notify Party A in writing one month before the maturity date of such loan, and Party A shall determine whether to extend such loan according to its credit policy. If Party A agrees to extend such loan, both parties shall determine the extension repayment plan through negotiation and separately sign a written extension agreement; If Party A does not agree to such extension, this Agreement shall still apply. The loan occupied by Party B and the interest payable shall be paid according to the provisions of this Agreement.

9. Drawdown in Installments

9.1 Party B shall withdraw the loan hereunder in installments within the drawdown period, and Party A will not accept the drawdown application of Party B beyond the drawdown period.

Party A has the right to consider whether to approve Party B’s drawdown application in light of its internal management requirements and Party B’s operating conditions, including profitability and repayment capability. Party A also has the right to unilaterally reject Party B’s drawdown application without assuming any form of legal liability to Party B, provided that Party A has reasonable ground to prove that Party B’s operation situation has deteriorated. In case of conflict between this clause and other clauses, this clause shall prevail.

9.2 Party A has the right to require Party B to open a special account in Party A for loan granting, external payment and receipt of sales income/operating or rental income. If such special account is opened, the granting of all the loan funds, external payment and sales income/operating or rental income under this Agreement must be handled through this account.

9.3 Party B must meet the following conditions upon drawdown, otherwise Party A shall have right to refuse Party B’s drawdown application:

9.3.1 The documents submitted by Party B to Party A are true, legitimate and valid;

9.3.2 Each representation and warranty made by Party B under this Agreement is true, legitimate and valid;

9.3.3 If the drawdown application made by Party B for the same beneficiary with a single loan is more than or equivalent to RMB 5 million (or the equivalent foreign exchange), or more than or equivalent to 5% of the project total investment amount defined in this Agreement, and also if the amount is more than or equivalent to RMB 500,000 (or the equivalent foreign exchange), Party B must provide Party A with the related transaction documents within the period required by Party A and entrust Party A to pay the loan amount to Party B's counterparty (entrusted payment);

The entrusted payment of the Lender refers to Party A’s payment of a loan fund to Party B’s counterparty according to Party B’s drawdown application and payment entrustment.

9.3.4 Before each drawdown of the loan, the actual progress of the fixed asset project under this Agreement shall match the amount of completed investment;

9.3.5 No event of default hereunder has occurred.

9.4 At the time of drawdown, Party B shall submit to Party A a drawdown application (stamped with Party B’s official seal or Party B’s reserved seal in Party A), a loan note, and the materials that Party A requires Party B to submit according to different requirements of independent payment and entrusted payment. Otherwise Party A shall have the right to reject Party B’s drawdown application. The installment repayment plan shall be specified in the drawdown application.

If the loan is a real estate development loan, Party B shall also provide Party A with a project construction contract, a project progress/supervision report, actual progress measurement data, relevant agreements signed with equipment and material suppliers, other materials that indicate the actual purpose, and the amount and payee of the loan fund.

9.5 If Party A agrees to grant a loan after receipt and review of a drawdown application and the supporting documents for the use of the loan fund, the actual granted amount, start and end dates, purpose, interest rate and other matters of each loan/drawdown shall be based on the record of the loan note (or Party A’s system), and the content not recorded therein shall still be based on the provisions of this Agreement.

9.6 If the loan fund is paid by entrusted payment, Party B shall authorize Party A to pay to Party B’s counterparty through Party B’s account on the date of loan granting (no later than the next working day after loan granting).

10. Installment Repayment

10.1 Party B shall repay each loan in full and on time on the installment repayment date recorded in the corresponding drawdown application.

10.2 Party B shall reserve sufficient funds in its account opened in Party A before the specified repayment date for Party A’s direct deduction on such repayment date.

10.3 Party B shall make repayment in the same currency as the drawdown.

Part 3 Guarantee Clause

11. For all the debts owed by Party B to Party A under this Agreement, Party B or the third party recognized by Party A shall provide a property mortgage (pledge) or joint guarantee, and Party B or the third party as guarantor shall separately issue or sign a guarantee text according to Party A’s requirements.

If the guarantor provides a real estate mortgage for all the debts owed by Party B to Party A under this Agreement, when Party B knows that the collateral has been or may be included in the government’s demolition and expropriation plan, Party B shall immediately inform Party A. Also, Party B shall urge the guarantor to continue providing a guarantee for Party B’s debts with the compensation provided by the demolition party according to relevant provisions of the Mortgage Contract and to complete the corresponding guarantee procedures in time, or to provide other safeguard measures recognized by Party A according to Party A’s requirements.

12. If the guarantor fails to sign the guarantee text and complete the guarantee procedures according to relevant provisions, Party A has the right to refuse to grant the loan to Party B.

Part 4 Preconditions for the Loan

13. Within 30 days after signature of this Agreement, Party B must satisfy the following conditions; otherwise Party A has no obligation to grant any fund under this Agreement to the Borrower:

13.1 Party B has complied with the national provisions on the investment project capital system and the special requirements made by Party A for the capital of the project involved in the specific loan under this Agreement, and the project conforms to the relevant national policies on industry, land and environmental protection.

Under the real estate development loan, the capital of the project is fully paid up before the loan is actually used.

13.2 If there is any mortgage/pledge, the mortgage/pledge registration procedures required by relevant laws and regulations have been properly handled, and the originals of the related property right certificate and the registration certificate have been filed with Party A.

13.3 If Party A requires purchase of insurance for the collateral, the insurance procedures with Party A as the first beneficiary have been completed and the original insurance policy has been filed with Party A.

13.4 This Agreement and all the guarantee contracts attached hereto have been effectively signed.

13.5 Party B has opened a settlement account in Party A according to Party A’s requirements.

13.6 Party A has duly received the following documents:

13.6.1 Copies of Party B’s articles of association and business license, whose authenticity, legality and validity are certified under Party B’s official seal, and specimen signatures of the legal representative and the members of the board of directors registered in the administration for industry and commerce;

13.6.2 A copy of Party B’s capital verification report issued by a qualified accounting firm, whose authenticity, legality and validity are certified under an official seal;

13.6.3 A copy of the ID card of Party B’s legal representative, whose authenticity, legality and validity are certified under Party B’s official seal;

13.6.4 The original of the true, legal and valid resolution on permitting to apply to Party A for the loan under this Agreement and accepting the loan conditions required by Party A, which are voted through by the quorum of the members at the meeting held by Party B’s competent organization according to legal procedures;

13.6.5 If the project using the loan fund under this Agreement shall be reported for approval or go through other management procedures according to the provisions or requirements of the competent government department, Party B shall provide Party A with corresponding supporting documents that are true and valid;

13.6.6 If there is a third party guarantee, the articles of association and the business license, whose authenticity, legality and validity are certified under the guarantor’s legal representative’s signature and the guarantor’s official seal, specimen signatures of the legal representative and the members of the board of directors; and the true, legal and valid resolution made by such guarantor’s competent organization on agreeing to provide a guarantee for the loan under this Agreement.

13.7 When the loan under this Agreement is used for real estate development, the following conditions shall also be satisfied:

13.7.1 Party B has obtained the qualification certificate of the real estate development enterprise as issued by the competent department or has the qualification to undertake the development and construction of the loan project, and complies with the special qualification requirements specified by Party A. If Party B is a foreign-invested enterprise, it shall provide Party A with relevant documents for approval of its establishment from the competent department;

13.7.2 The real estate project planning to be constructed with the loan under this Agreement has been incorporated into the national or local construction and development plan, and its project approval or filing documents are legal, complete, true and valid;

13.7.3 The real estate project planning to be constructed with the loan under this Agreement has at least been provided with a certificate for the use of state-owned land, a construction land planning permit, a construction project planning permit and a construction project construction permit, all of which are legal and valid;

13.7.4 The ownership of the land occupied by the real estate project planned to be constructed with the loan under this Agreement is clear.

13.7.5 The unused project capital and other funds raised by Party B for the project have been transferred into the project-specific account;

13.7.6 The environmental impact assessment has been approved by the competent government department.

13.8 Other legal and valid materials related to the project have been submitted by Party B to Party A according to Party A’s requirements.

14. The preconditions for the loan are created to protect the rights and interests of Party A, and Party A has the right to unilaterally reduce the requirements for the preconditions for the loan.

Part 5 Expenses Clause

☑15.1 If this Agreement involves Party B to take out accident insurance with Party A as the first beneficiary, the relevant insurance costs will be borne in the following form (check the applicable box).

Please check the applicable box:

☑ Party A bears the costs.

☐ Party A and Party B bear the costs in accordance with the following proportions: Party A bears            /           ％，and Party B bears            /           ％.

☐15.2 Where this agreement involves compulsory notarization (except for the fee in relation to the application for the enforcement certificates), relevant costs and expenses shall be borne in the following form (check the applicable box).

Please check the applicable box:

☑ Party A bears the costs.

☐ Party A and Party B bear the costs in accordance with the following proportions: Party A bears            /           ％，and Party B bears            /           ％.

15.3 For other matters entrusted to a third party based on provision of services, relevant expenses shall be borne by the entrusting party； If both parties jointly act as the entrusting party, both parties shall respectively bear 50% of relevant expenses, unless otherwise specified in relevant national policies and other normative documents.

If Party B fails to repay the principal and interest of the loan hereunder and the expenses payable on schedule, all expenses paid by Party A for the realization of the creditor's rights, such as attorney fees, litigation fees, travel expenses, and fees related to the application for the issuance of enforcement certificates, shall be fully borne by Party B. Party B authorizes Party A to directly deduct the same from Party B's bank account. If there is any shortfall, Party B guarantees to pay the shortfall in time after receipt of Party A’s notice.

Part 6 Conditions of Representations and Warranties

16. Party B’s representations and warranties to Party A are as follows:

16.1 Party B has legal personality and is an entity formally established and legally existing according to Chinese laws. Party B's registration and annual report publication procedures are true, legal and valid, and Party B has sufficient civil capacity to sign and execute this Agreement;

16.2 Party B’s signature and performance of this Agreement has been effectively authorized by Party B’s board of directors or other competent organization, and this Agreement has legal and valid binding force on Party B as of the date of signature;

16.3 The loan project and the loan matters comply with the requirements of laws and regulations, and Party B will not use the loan as project capital or equity capital, or to pay land transfer fees, etc； The loan project is legally owned or legally controlled by Party B, and there is no third party’s rights and interests that are not disclosed to Party A that may affect the security of Party A’s loan; The real estate development loan fund shall not be used for demolition compensation and other expenses unrelated to the project, shall not be transferred to the Borrower’s account in the same name (except for the syndicated loan), and shall not be used to repay other financing or pay the Borrower’s other development project funds without the consent of Party A;

16.4 If the Borrower’s independent payment is used for the payment of the loan fund, Party B shall regularly summarize and report the payment of the loan fund to Party A, and Party A has the right to check whether the loan payment complies with the agreed purpose through account analysis, certificate inspection, on-site investigation and any other methods.

The Borrower’s independent payment means that after Party A grants a loan fund to Party B’s account according to Party B’s drawdown application, Party B will independently pay the loan fund to Party B’s counterparty, who complies with the purpose stipulated in the Agreement.

16.5 Party B shall regularly provide Party A with Party B’s financial reports according to Party A’s requirements, and ensure the authenticity and validity thereof; If the loan under this Agreement is used for project construction, Party B shall also regularly provide Party A with periodic reports on project construction and other relevant materials according to Party A’s requirements, and ensure the authenticity and validity thereof;

16.6 For real estate development loans, Party B specially warrants as follows:

16.6.1 If it is necessary to open a separate account for sales collection at the sales stage of the project, the account shall be opened in Party A. If the project is operated by Party B itself, the account for collection of operating and rental incomes shall be opened in Party A. Such account shall be managed by reference to the management of the project-specific account under this Agreement. Party B shall ensure that the sales income corresponding to the loan/the operating and rental incomes after the completion of the project will be deposited in the special account opened in Party A.

16.6.2 From the date when a pre-sale permit is legally obtained for the real estate development project, Party B guarantees to provide Party A with a sales (pre-sale) information sheet of such project on a monthly basis, including the number of houses sold (pre-sold), house numbers, prices, etc.

16.6.3 If the land use right, construction in progress or completed housing corresponding to the real estate development loan project is mortgaged to Party A as a guarantee for the loan, the said property shall not be mortgaged to any third party other than Party A without the permission of Party A.

16.6.4 Party B undertakes that before full payment of the principal and interest of Party A’s development loan and the completion of the project, Party B’s self-raised project construction funds and pre-sale, sales and rental incomes as well as the real estate development loan granted by Party A can only be used for the development and construction of the agreed development project under this Agreement, and shall not be illegally drawn out, occupied or misappropriated in any form.

16.7 All the documents, materials and certificates provided by Party B in connection with Party B, the surety, the mortgagor (pledger) and the mortgaged (pledged) property shall be true, accurate, complete and valid during the performance period of this Agreement, and shall not contain any major mistake deviating from the truth or omit any material fact;

16.8 At the time of signature of this Agreement, there is no lawsuit, arbitration or criminal or administrative punishment with material adverse consequences to Party B or Party B’s main property. It is expected that no lawsuit, arbitration or criminal or administrative punishment will occur during the performance of this Agreement; In case of occurrence thereof, Party B shall immediately notify Party A;

16.9 Party B shall strictly observe national laws and regulations in its business activities; carry out all kinds of business in strict accordance with the business scope stipulated in its Business License of the Legal Person as an Enterprise; and handle the procedures on time for the registration of the enterprise (legal person), the annual report of the enterprise and the renewal/extension of the business term;

16.10 Party B shall maintain or improve the existing operation and management level and ensure the value maintenance and appreciation of the existing assets, and will not give up any creditor’s rights that fall due, or dispose of the existing major property free of charge or in any other improper way;

16.11 Party B warrants that there is no performance under the cross-border guarantee with the guarantor registered abroad and both the debtor and the creditor registered at home. If there is such circumstance, Party B shall inform Party A in time, and Party A shall have the right to suspend the signature of a new contract related thereto or the handling of new drawdown; Party B warrants that in case of guarantee performance, the sum of the outstanding principal balance and the existing external liabilities shall not exceed the risk-weighted balance of Party B’s cross-border financing, and the risk arising from the excess of the risk-weighted balance of Party B’s cross-border financing shall be borne by Party B;

16.12 At the time of signature of this Agreement, Party B is not involved in any other major event that may affect the performance of Party B’s obligations under this Agreement.

16.13 Party B’s Representations and Warranties on the Management of Environmental and Social Risks

16.13.1 Party B shall establish and improve the internal management system of environmental and social risks; specify in detail the responsibilities, obligations and punishment measures of relevant personnel responsible therefor; and ensure that the internal management documents related to environmental and social risks comply with the requirements of laws and regulations and are practically implemented. All the behavior and performance related to environmental and social risks are in compliance with relevant provisions, and there is no major litigation case related to environmental and social risks;

16.13.2 Party B shall establish and improve the emergency response mechanism and measures for environmental and social risk emergencies, set up a special department, and/or designate special personnel to be responsible for environmental and social risk matters;

16.13.3 Party B shall cooperate with Party A or the third party recognized by Party A in the assessment and inspection of environmental and social risks;

16.13.4 In the face of strong queries from the public or other stakeholders on Party B’s performance in controlling environmental and social risks, Party B shall ensure that an appropriate response will be made or any other necessary action will be taken;

16.13.5 Party B shall urge Party B’s important affiliates to strengthen management to prevent their environmental and social risks from affecting Party B;

16.13.6 Party B shall inform Party A of the relevant situation of environmental and social risk control in time, including but not limited to various permits, approvals and ratifications related to the environment, society and risk in the process of construction commencement, construction, operation and shutdown; assessment and inspection of environmental and social risks of Party B or its important affiliates by the environmental and social risk supervision organization or its recognized organization; supporting construction and operation of environmental facilities; discharge and compliance of pollutants; safety and health of Party B’s employees; major complaints and protests from neighboring communities against Party B or its important affiliates; major environmental and social claims; other major situations that Party A deems to be related to environmental and social risks;

16.13.7 Party B shall perform other matters that Party A deems to be related to the control of environmental and social risks.

16.14 With respect to a mortgage loan for a small enterprise, Party B shall ensure that the settlement, payment and other revenue and expenditure activities are mainly carried out in the bank settlement account opened in Party A. Party B’s settlement transaction share in such account during the loan period shall not be less than the share of Party B’s financing amount from Party A in Party B’s financing from all the banks.

16.15 If the balance of the margin account is less than 105% of the specific loan amount due to the fluctuation of the exchange rate when Party B provides margin pledge, Party B is obligated to add the corresponding amount of the margin or any other guarantee according to Party A’s requirements.

16.16 Party B shall strictly observe and implement relevant national anti-money laundering policies and regulations in business activities, and observe and implement the provisions of Party A’s anti-money laundering system documents according to Party A’s requirements.

Part 7 Rights and Obligations

17. Party A’s Rights and Obligations

17.1 Party A has the following rights:

17.1.1 Party A has the right to require Party B to repay the loan principal and interest on schedule;

17.1.2 Party A has the right to require Party B to provide various materials related to the loan;

17.1.3 Party A has the right to know about Party B’s production, operation and financial activities;

17.1.4 Party A has the right to supervise Party B’s use of the loan for the purpose stipulated in this Agreement;

17.1.5 If the loan under this Agreement is used for project construction, Party A has the right to supervise the progress of the project and put forward suggestions and requirements;

17.1.6 Party A has the right to supervise the account opened by Party B in Party A and entrust any institution of China Merchants Bank other than Party A to supervise Party B’s account, and control the payment of loan funds according to the loan purpose and payment scope agreed by both parties; When it is necessary for business operation, Party A has the right to unilaterally and directly suspend or restrict the corporate online banking/corporate app/other online functions of Party B’s account (including but not limited to closing the corporate online banking/corporate app/other online functions, and presetting a payment counterparty list/payment limit on single payment/a periodical payment limit or other restrictive measures) and other electronic payment channels, restrict the sale of settlement vouchers, or restrict the over-the-counter payment and transfer of Party B’s account as well as the payment and withdrawal functions of non-counter channels such as telephone banking and mobile banking;

17.1.7 Party A has the right to directly deduct the loan principal and interest and other related expenses from any account of Party B in China Merchants Bank (when the loan provided by Party A is not RMB, Party A has the right to purchase foreign exchange directly from Party B’s RMB account according to the exchange rate announced by Party A at the time of deduction, so as to repay the loan principal, interest and expenses);

17.1.8 Party A has the right to transfer its creditor’s rights against Party B, and has the right to notify Party B of such transfer by any means it thinks fit, including but not limited to fax, mail, personal delivery, or announcement on public media, and demand payment from Party B;

17.1.9 If Party B fails to perform the obligations stipulated in this Agreement, Party A has the right to take measures according to the provisions of this Agreement;

17.1.10 When Party A finds that Party B is involved in any of the circumstances stipulated in Clause 18.2.6 of this Agreement, Party A has the right to require Party B to implement the safeguard measures for the safe repayment of the loan principal and interest and all related expenses under the Agreement according to Party A’s requirements. Party A also has the right to directly take one or more remedial measures stipulated in “Handling of an Event of Default” in this Agreement;

17.1.11 Other rights stipulated in this Agreement.

17.2 Party A bears the following obligations:

17.2.1 Party A shall grant the loan to Party B according to the conditions stipulated in this Agreement;

17.2.2 Party A shall maintain the confidentiality of Party B’s debt, finance, production and operation information, unless otherwise stipulated by laws and regulations, or otherwise required by regulatory authorities, Party A’s higher or subordinate organizations, external auditors, accountants or lawyers, or other professional organizations that bear the same confidentiality obligations.

18. Party B's Rights and Obligations

18.1 Party A has the following rights:

18.1.1 Party B has the right to withdraw and use all the loans according to the provisions of the Agreement;

18.1.2 Party B has the right to require Party A to bear the obligations for the confidentiality of the information provided by Party B according to the provisions of this Agreement.

18.2 Party B bears the following obligations:

18.2.1 Party B shall truthfully provide the documents and materials required by Party A as well as the information on all its account opening banks, account numbers and balances of deposits and loans. Party B shall also cooperate with Party A in investigation, examination and inspection;

18.2.2 Party B shall accept the supervision of Party A on its use of credit funds and relevant production, operation and financial activities; cooperate with Party A in the inspection of financial data and materials related to the fixed assets project under this Agreement; facilitate Party A’s on-site inspection of Party B; and promptly take reasonable handling measures with respect to Party A’s suggestions or requirements;

18.2.3 Party B shall use the loan according to the purpose stipulated in this Agreement and comply with Party A’s requirements on payment management of the loan fund; and regularly report the loan fund payment to Party A according to Party A’s requirements;

18.2.4 The loan principal and interest shall be paid in full and on time according to the provisions of this Agreement;

18.2.5 In case of transfer of all or part of the debts under this Agreement to a third party, Party B shall obtain the written consent of Party A;

18.2.6 In case of any of the following circumstances, Party B shall immediately inform Party A and actively implement the safeguard measures for full and timely repayment of the loan principal and interest and all other expenses under this Agreement according to Party A’s requirements:

18.2.6.1 Party B undergoes any major financial loss, asset loss or other financial crisis;

18.2.6.2 Party B provides a third party with a loan exceeding RMB ONE MILLION or provides a guarantee for a third party’s debt exceeding RMB ONE MILLION;

18.2.6.3 Party B’s credit situation deteriorates and the profitability of its main business declines;

18.2.6.4 Party B’s business is suspended, its business license is revoked or canceled, or an application for bankruptcy or dissolution is made by or against Party B;

18.2.6.5 Party B's controlling shareholder, actual controller or other affiliates have a major crisis in terms of operation or finance, which affects Party B’s normal operation;

18.2.6.6 The Borrower’s legal representative/main leader, director or important senior executive is changed, or is punished/restricted in terms of personal freedom by the competent state authorities for violation of laws and discipline, or is missing for more than 7 days, which affects the normal operation of the Borrower;

18.2.6.7 The Borrower’s shareholder or equity is changed by more than 10%, or its registered capital is reduced, which affects the business operation of the Borrower, or its business model and business scope are significantly changed;

18.2.6.8 The Borrower has significant related transactions with its controlling shareholder and other affiliates, which affects its normal operation;

18.2.6.9 There is any lawsuit, arbitration or criminal or administrative punishment that causes material adverse consequences to its business or property status;

18.2.6.10 The progress of the project obviously lags behind the progress of fund utilization, or the project demolition encounters major disputes;

18.2.6.11 Party B or its actual controller engages in private usury financing;

18.2.6.12 There occurs any other major event that may affect the repayment capability of Party B or its controlling shareholder/actual controller.

18.2.7 Party B shall not be slack in managing and recovering its creditor’s rights due and payable, or dispose of the existing main property free of charge or in any other improper way; Without the written consent of Party A, Party B shall not create any third party’s rights and interests on the project assets (including but not limited to mortgage, pledge, transfer, alienation guarantee or financial lease), or use its own property (right) to create any mortgage or pledge to others or provide an external guarantee.

18.2.8 Party B shall regularly report the payment of project construction funds to Party A according to Party A’s requirements, and ensure that the project construction funds are not in arrears.

18.2.9 Party B shall not be involved in land hoarding, land speculation, property hoarding or housing resource hoarding, default on land transfer fees, handling of “false mortgage loans”, conduction of double financing or excessive financing through the same project, defrauding the bank of loan funds, or other violations of laws and regulations.

Part 8 Default Clauses

19. Event of Default

19.1 If any of the following circumstances occurs to Party B, an event of default shall be deemed to have occurred:

19.1.1 Party B fails to withdraw and use the loan according to the provisions of this Agreement, or fails to repay the principal, interest and expenses of the loan in full and on time according to the provisions of this Agreement, or fails to receive and pay the project fund according to the requirements of Party A, or fails to accept the supervision of Party A, or fails to make corrections immediately according to the requirements of Party A;

19.1.2 Party B fails to satisfy the requirements of the representations and warranties in this Agreement, or breaches the provisions of this Agreement, or fails to make corrections immediately according to the requirements of Party A;

19.1.3 Party B breaks through all the financial covenants stipulated in this Agreement and fails to make corrections within 1 month after Party B breaks through such limits;

19.1.4 Party B fails to report the payment of project construction funds according to the requirements of Party A, or fails to make corrections within the time limit as required by Party A; or Party A deems that the safe recovery of Party A’s loan is affected by serious default on project construction funds;

19.1.5 Party B is involved in a material default matter under the legal and valid contract signed with another creditor of Party B, and fails to solve such matter satisfactorily within three months from the date of occurrence of such default.

A material default matter means that Party B’s default entitles its creditors to claim compensation in the amount of more than RMB ONE HUNDRED MILLION.

19.1.6 Party B uses the loan by “breaking up the whole into parts” to avoid the requirement that Party B should entrust Party A to pay the loan fund to the third party according to the requirements of this Agreement;

19.1.7 Party B’s financial indicators fail to continuously comply with the requirements of this Agreement; or any of the preconditions (if any) agreed herein with respect to Party A’s provision of the loan/financing to Party B are not continuously satisfied.

19.1.8 Party B’s business activities may bring anti-money laundering or sanction compliance risks to Party A;

19.1.9 Party B breaches other obligations stipulated in this Agreement, or is involved in any other circumstance that Party A has the reasonable ground to deem affects its legal rights and interests.

19.2 If any of the following circumstances occurs to the surety, Party A requires Party B to make corrections within a time limit, or requires Party B to add or replace the guarantee conditions, but the surety or Party B fails to cooperate, an event of default shall be deemed to have occurred:

19.2.1 One of the circumstances similar to those mentioned in Clauses 18.2.6, 18.2.7 and 18.2.8 of the Agreement occurs;

19.2.2 When an irrevocable letter of guarantee is issued, Party B conceals its actual ability to undertake the guarantee obligation, or fails to obtain the authorization of the competent authority;

19.2.3 Party B fails to handle the procedures for registration, the annual report of the enterprise and/or the renewal/extension of the business term on time;

19.2.4 Party B is slack in managing and recovering its creditor’s rights due and payable, or dispose of the existing main property free of charge or in any other improper way.

19.2.5 Party B violates any obligation, warranty or representation in the irrevocable letter of guarantee signed by Party B.

19.3 If one of the following circumstances occurs to the mortgagor (or the pledgor), Party A requires the mortgagor (or the pledgor) to make corrections within a time limit, or requires Party B to add or replace the guarantee conditions, but the mortgagor (or the pledgor) or Party B does not cooperate, an event of default shall be deemed to have occurred:

19.3.1 There is no ownership of or disposition right to the mortgaged (or pledged) property, or the ownership is disputed;

19.3.2 The mortgaged (or pledged) property has not gone through the mortgage/pledge registration procedures, or has been leased, registered the right of occupancy, sealed up, detained or supervised, and has the priority of common ownership/legal precedence (including but not limited to the priority of construction project funds or chattel mortgage), seller's priority rights of retention, lessor’s priority right of financial lease and/or conceals the occurrence of such circumstance;

19.3.3 The mortgagor transfers, leases, registers the right of occupancy, re-mortgages or disposes of the mortgaged property in any improper way or establishes encumbrances of any kind without the written consent of Party A; or, although the mortgagor has obtained the written consent of Party A, the proceeds from the disposal of the mortgaged property are not used to repay the debts owed by Party B to Party A according to the requirements of Party A;

19.3.4 The mortgagor fails to properly keep, maintain and repair the mortgaged property, which causes the value of the mortgaged property to be obviously reduced; or the act of the mortgagor directly endangers the mortgaged property, which causes the value of the mortgaged property to be obviously reduced;

19.3.5 During the mortgage period, the mortgagor fails to purchase/renew the insurance for the mortgaged property according to the requirements of Party A;

19.3.6 When the risk of expropriation and demolition occurs or may occur to the mortgaged property, the mortgagor fails to inform Party A immediately and perform the relevant obligations according to the provisions of the mortgage contract;

19.3.7 If the mortgagor provides a residual value mortgage guarantee for the business under this Agreement with its property mortgaged with China Merchants Bank, the mortgagor settles his personal mortgage loan in advance without the consent of Party A before Party B pays off the debts under this Agreement.

19.3.8 If the pledgor has pledged financial products, the source of funds for purchasing such financial products is illegal/non-compliant.

19.3.9 Any other matter that affects the value of the mortgaged (pledged) property or Party A’s mortgage (pledge) right occurs or may occur.

19.3.10 The mortgagor (pledgor) violates any obligation, warranty or representation made in the signed mortgage/pledge contract.

19.4 When the guarantee under this Agreement includes the pledge of accounts receivable, if the debtor of the accounts receivable debtor is involved in obvious business deterioration, transfers property/illegally withdraws funds to evade debts, colludes with the pledgor of the accounts receivable to change the collection path so that the collected amount of the accounts receivable is not deposited in the special collection account, loses its business reputation, loses or may lose the ability to fulfill the obligations or is involved in any other material matter affecting its solvency, Party A has the right to require Party B to provide a corresponding guarantee or provide new effective accounts receivable for the pledge; if Party B fails to provide, an event of default shall be deemed to have occurred.

20. Handling of an Event of Default

Once any such event of default occurs, Party A has the right to take any of the following measures simultaneously or respectively, and Party B has no objection to that:

20.1 Stop granting the unused loan of Party B;

20.2 Recover the loan principal and interest and related expenses in advance;

20.3 Directly freeze/deduct the deposits in the settlement account or other accounts of Party B, and entrust other institutions of China Merchants Bank to freeze/deduct the deposits of Party B in such institutions, so as to pay off all the debts of Party B under this Agreement, or stop opening new settlement accounts for Party B, and stop opening new credit cards for Party B’s representative;

20.4 Submit Party B’s default and credit breach information to the credit organization and the banking association, and have the right to share such information among banking institutions and even disclose such information to the public by appropriate means;

20.5 Dispose of the mortgaged/pledged property and/or claim compensation from the surety according to the provisions of the guarantee text;

20.6 Change the entrusted payment conditions of the loan fund and cancel Party B’s use of the loan in the manner of “independent payment”;

20.7 Party A may also directly require Party B to provide other property acceptable to Party A as a new guarantee. If Party B fails to provide a new guarantee as required, it shall bear liquidated damages equivalent to 1% of the loan amount under this Agreement.

20.8 Conduct recourse according to the provisions of this Agreement.

21. The amount recovered by Party A shall be repaid in the reverse order according to the maturity date of each installment. The specific repayment order of each installment shall be in the order of expenses, liquidated damages, compound interest, penalty interest, interest and finally the loan principal until all the principal and interest and all the related expenses thereof are paid off.

Party A has the right to unilaterally adjust the above repayment order unless otherwise required by laws and regulations.

Part 9 Amendment of Termination of Agreement

22. This Agreement may be amended or terminated after both parties reach a consensus through a written agreement. Before a written agreement is entered into, this Agreement shall remain valid. Neither party may unilaterally change, modify or terminate this Agreement without authorization.

Part 10 Miscellaneous

23. Changes in Circumstances and Force Majeure

23.1 If Party A’s loan behavior under this Agreement becomes illegal due to the change of applicable laws or policies, Party A has the right to terminate this Agreement and announce that all the loans granted are due ahead of schedule, and Party B shall immediately repay such loans according to the requirements of Party A.

23.2 If Party A’s performance of the loan obligations under this Agreement results in additional costs due to the change of applicable laws and policies, Party A shall be responsible for reimbursing the additional costs incurred by Party A according to the requirements of Party A.

23.3 If one party or both parties encounter an event of force majeure during the performance hereof, the party suffering from the event of force majeure is not required to bear compensation liability for the losses hence suffered by the other party, but it is obligated to inform the other party in time and take reasonable measures to prevent the losses from increasing; otherwise such party is obligated to compensate the other party for the increased losses.

24. Reservation of Rights

During the term of this Agreement, Party A’s tolerance, grace or deferred performance of its interests or rights hereunder to any breach or delay of Party B shall not damage, affect or restrict all the interests and rights that shall be enjoyed by Party A as a creditor according to this Agreement and relevant laws and regulations, or be treated as Party A’s permission or recognition of any breach of this Agreement, or deemed as Party A’s waiver of the right to take action against the existing or future breach.

25. Partially Invalidity

If this Agreement becomes legally invalid for any reason or some clauses become invalid, Party B shall still perform all the repayment obligations. If the said circumstance occurs, Party A has the right to terminate this Agreement, announce that all the loans granted are due ahead of schedule, and immediately recover the loan principal and interest and other relevant funds hereunder from Party B.

26. Notice

Any notice, demand or other document between Party A and Party B in connection with this Agreement shall be sent in writing (including but not limited to letters, faxes, e-mails, China Merchant Bank corporate online banking/corporate app and other electronic platforms, SMS or WeChat, etc.). Party B confirms the address and method of service of the said documents as follows:

26.1 Party B confirms and agrees to use Party B’s China Merchant Bank corporate online banking/corporate app and contact address, e-mail address, fax number, phone number or WeChat number stipulated in this Agreement as Party B's address for service of all commercial and legal documents under this Agreement.

The commercial documents referred to in this clause refer to all types of commercial documents such as business notices, confirmations, default notices, early due notices, overdue reminder letters, etc. formed in the course of business transactions under this Agreement. The legal instruments referred to in this clause include notarial instruments and judicial instruments (including but not limited to the pleadings/arbitration application, appellate briefs, reply briefs, evidence, summons, the notice of response to action, the notice of proof, the notice of court trial, the hearing notice, the judgment/award, the written ruling, the letter of mediation, the notice of performance within a time limit, and other legal instruments at the stages of trial and performance).

Party A, the court of appeal, and the notary public shall be deemed to have been validly served to the address for service agreed in the preceding provisions by the means of service stipulated in this Agreement.

26.2 Party B confirms and agrees that: If it is delivered by hand (including but not limited to the service of lawyers/notaries, express delivery, etc.), it shall be deemed to have been served at the time of receipt by the receiver (if the receiver rejects it, it shall be deemed to have been served on the rejection date/return date or seven days after the mailing date (whichever is earlier)); If it is delivered by postal letter, it shall be deemed to have been served seven days after mailing; If it is sent by fax, e-mail, China Merchant Bank corporate online banking/corporate app (that is, sent from China Merchant Bank corporate online banking/corporate app to Party B’s China Merchant Bank corporate online banking/corporate APP) or other electronic platforms, SMS or WeChat, or other electronic means, the date when the Party A’s corresponding system displays the successful sending thereof shall be deemed as the date of service.

26.3 If Party B changes its contact address, e-mail address, fax number or phone number, WeChat number, etc., it shall notify the other party of the changed information in writing within five working days from the date of such change, otherwise Party A has the right to deliver the information according to the original contact address or contact information provided by Party B. If unsuccessful service results from the change of the contact address or information by Party B, the date of return or three days after sending (whichever is earlier) shall be deemed as the date of service. Party B shall solely bear the loss that may be caused thereby, which does not affect the legal effect of service.

26.4 Party B further agrees that the court may serve judicial documents on Party B through electronic means such as the China Judicial Process Information Online and the National Unified Service Platform. If the court makes electronic service of judicial documents in accordance with the aforementioned provisions, the date of successful delivery shall be deemed to be the date of service, as shown on the China Juridical Process Information Online and the National Unified Service Platform; If the court completes the service of judicial documents by electronic service, the court does not need to serve paper judicial documents to Party B's contact address.

26.5 The address and mode of service agreed in this clause are applicable to all stages of the performance of the Agreement, the dispute resolution period, the arbitration period, the court hearing period (first trial, second trial, retrial) and execution.

27. Components of the Agreement

Any written supplementary agreement entered into by Party A and Party B with respect to any matters not covered herein and any changed matters through negotiation, the attachments under this Agreement, the drawdown application, the loan note and other business documents constitute an integral part of this Agreement.

Both parties agree that for the specific drawdown application, the loan note and other business documents and vouchers, it is sufficient that Party B affixes the reserved seal in Party A with the consent of Party A, and both parties recognize the validity of such seal.

28. Business Operation

In order to facilitate business handling, Party A’s operations related to the loan (including but not limited to acceptance of the application, review of materials, loan granting, transaction confirmation, deduction, inquiry, receipt printing, collection, deduction of funds and various notices) may be handled by any branch under Party A’s jurisdiction, and relevant correspondence will be generated, issued or provided by such branch; the business operation and correspondence of the branch under Party A’s jurisdiction shall be deemed as the behavior of Party A and shall be binding upon Party B.

29. Other Agreements

29.1 Before each drawdown, Party B shall ensure that the project capital, self-raised funds and the drawdown amount are in place according to the following requirements:            /            ；

29.2 Party B shall ensure that all the financial indicators of Party B during the loan period shall not be lower than the following requirements:

The asset-liability ratio is not higher than:            /            , the total financing amount does not exceed:            /

29.3 The content and form of the supporting documents for the use of the loan fund as submitted by Party B at the time of entrusted payment shall comply with the following requirements in content and form:            /

29.4 The special requirements made by Party A for the project capital of the project related to the specific loan under the Agreement are as follows:

29.5 Other Agreed Matter:

29.5.1 (1) Party B shall not use false contracts with related parties or debts such as bills and receivables without trade background to conduct bill discounting, factoring, pledge, letter of credit, forfaiting and other businesses at Party A. If Party B uses the related transactions to damage or evade the claims of Party A or other branches of China Merchants Bank, it shall be regarded as an event of default under this Agreement, and Party A has the right to take corresponding default handling measures in accordance with this Agreement. (2) If any related party of Party B defaults on China Merchants Bank, it shall be deemed to be an event of default under the group credit facility, and Party A shall have the right to take corresponding default handling measures under this Agreement against Party B in accordance with the degree of impact of the event of default, regardless of whether Party B has triggered an event of default under this Agreement. (3) A related transaction refers to the transfer of resources or obligations occurred between related parties, regardless of whether a price is charged. Related parties are those who have the ability to control, jointly control or exercise significant influence over another party directly or indirectly in the financial and operating decisions of the enterprise. Both of the two parties constitute related parties. If two or more parties are controlled by the one same party, they also constitute related parties. Both parties agree that the specific definition of related party shall be determined by Party A. (4) A group is a group of legal persons with a direct or indirect controlling (control) or controlled (control) relationship by shareholding, or other groups of legal persons with a materially significant risk of association (such as being jointly controlled by a third party, having other related relationships, and possibly not transferring assets and profits on a fair value basis). A controlling relationship is one in which Party B has effective control or can exercise significant influence over the business decisions, capital operations, and the appointment of senior management of the other party. Both parties agree that the definition of the members of the Group shall be determined by Party A.

29.5.2 Party B undertakes that before Party B makes the first drawdown under this Agreement, the project initiation, land use, environmental assessment and other approval procedures are complete and in compliance.

29.5.3 Party B undertakes to complete the registration of the mortgage on the project land use rights within 15 working days after Party B makes the first drawdown of the loan under this Agreement (Certificate No. “***”), and to complete the mortgage registration procedures for the project plant with Party A as the first-ranking mortgagee within six months after the completion of the project and the issuance of the completion report. During the term of this Agreement, Party A shall be the sole mortgagee of the project land use right and the project plant.

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Part 11 Governing Law and Dispute Resolution

30. Governing Law

The conclusion, interpretation and dispute resolution of this Agreement shall be governed by the laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan), and the rights and interests of Party A and Party B shall be protected by the laws of the People’s Republic of China.

31. Dispute Resolution

31.1 In case of any dispute between Party A and Party B during the performance of this Agreement, both parties shall endeavor to resolve such dispute through negotiation. If such negotiation fails, either party may act as follows (check the applicable box):

☐31.1.1 File a lawsuit with the people’s court with jurisdiction in the place where Party A is located;

☑31.1.2 File a lawsuit with the people’s court with jurisdiction where the Agreement is signed, and such location is Shanghai Hongqiao Tiandi Sub-branch of China Merchants Bank;

☐31.1.3 Apply to            /             (fill the name of the arbitration institution) for arbitration according to its arbitration rules in force at that time. The location of arbitration is            /            .

31.2 After this Agreement has been notarized by both parties with the force of enforcement, in order to claim the due debts owed by Party B under this Agreement, Party A may directly apply to the people’s court with jurisdiction for enforcement.

32. Effectiveness of the Agreement

This Agreement shall come into force on the date when the legal representatives/leaders of both parties or their authorized agents sign/affix their official seals/contract-specific seals to this Agreement, and shall automatically become invalid until all the loan principal and interest and all other relevant expenses under this Agreement are paid off.

33. Supplementary Provisions

This Agreement is made in four copies, and all copies have the same force. Party A, Party B, other related parties and             /             each holds one copy.

Party B hereby states that:

All terms of this Agreement have been fully negotiated by the parties. Party A has drawn Party B's special attention to the clauses that relieve or mitigate Party B's liability and other provisions that are of significant interest to Party B, and has made corresponding explanations of the said clauses at Party B's request. Party B has made a full and accurate understanding of the said provisions. Both parties fully agree on the terms and conditions of this Agreement.

(The remainder of this page is intentionally left blank.)

(The following are the signature columns of the Fixed Asset Loan Agreement numbered ***)

Party A: /s/ Seal of China Merchants Bank Co., Ltd. Shanghai Branch

Main Leader or Authorized Agent (Signature/Name Seal): /s/ Shunhua Shi

Contact Address: ***

E-mail ***

Fax Number: /

Phone Number of the Contact Person: ***

WeChat Number: /

Party B: /s/ Seal of Shanghai Hesai Technology Co., Ltd.

Legal Representative/Person-in-Charge or Authorized Agent (Signature/Name Seal): /s/ Kai Sun

Contact Address: ***

E-mail: ***

Fax Number: /

Phone Number of the Contact Person: ***

WeChat Number: /

Date: November 18, 2022